SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

COLUMBIA LABORATORIES, INC

(Name of Registrant as Specified in Its Charter)

COLUMBIA LABORATORIES, INC

(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(4)	Date Filed:

COLUMBIA LABORATORIES, INC.

354 Eisenhower Parkway

Livingston, New Jersey 07039

Notice of Annual Meeting of Stockholders

To Be Held on May 12, 2004

To the Stockholders of Columbia Laboratories, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Columbia Laboratories, Inc. (the “Company”) will be held at the Westminster Hotel, 550 West Mount Pleasant Avenue, Livingston, New Jersey, 07039, at 10:00 a.m., on May 12, 2004, for the following purposes:

1.	To elect six directors who will serve as the Board of Directors of the Company until the next annual meeting of shareholders and the election of their qualified successors.

2.	To consider and act upon a proposal to amend the Company’s 1996 Long-Term Performance Plan in order to increase the number of authorized shares available under such plan to 8,000,000.

3.	To ratify the selection of Goldstein Golub Kessler LLP as independent auditors for the current year.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 26, 2004, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors

Michael McGrane
April 5, 2004	Secretary

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

COLUMBIA LABORATORIES, INC.

354 Eisenhower Parkway

Livingston, New Jersey 07039

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 12, 2004

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Columbia Laboratories, Inc. (the “Company”) of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on May 12, 2004, at the Westminster Hotel, 550 West Mount Pleasant Avenue, Livingston, New Jersey, 07039, at 10:00 a.m., and at any and all adjournments thereof (“Annual Meeting”) for the purposes listed in the preceding Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy card are being distributed on or about April 5, 2004, to holders of the Company’s Common and Preferred Stock entitled to vote at the Annual Meeting. The mailing address of the Company’s principal office is 354 Eisenhower Parkway, Livingston, New Jersey 07039.

A stockholder giving a proxy has the power to revoke it at any time before it is exercised at the Annual Meeting by filing with the Secretary of the Company an instrument revoking it, by delivering a duly executed proxy card bearing a later date, or by appearing at the meeting and voting in person. Shares represented by properly executed proxies will be voted as specified by the stockholder. Unless the stockholder specifies otherwise, such proxies will be voted FOR the election of directors nominated in this Proxy Statement, FOR the proposal to amend the Company’s 1996 Long-Term Performance Plan in order to increase the number of authorized shares available under such plan to 8,000,000, FOR the selection of Goldstein Golub Kessler LLP as independent auditors for the current year, and, in the proxy holders’ discretion FOR or AGAINST such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

In the event that a quorum is present or represented by proxy at the Annual Meeting, but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the votes cast. The persons named as proxies will vote those proxies which they are entitled to vote FOR any such proposal in favor of such an adjournment.

The cost of solicitation of proxies, including expenses in connection with the preparation and mailing of this Proxy Statement, will be borne by the Company. The Company has retained Georgeson Shareholder Communications, Inc. (“Georgeson”) to aid in the solicitation of proxies. For their services Georgeson will receive a fee estimated at $6,500, plus reimbursement of reasonable out-of-pocket expenses. The Company does not otherwise expect to pay any compensation for the solicitation of proxies, but will reimburse brokers and nominees for their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone or by other means of communication.

VOTING SECURITIES

Only holders of the Company’s Common Stock, par value $.01 per share (the “Common Stock”) and Series B Convertible Preferred Stock (the “Series B Preferred Stock”), of record as of the close of business on March 26, 2004, are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Each share of Series B Preferred Stock is entitled to 20.57 votes (which is the number of shares of Common Stock into which each share of Series B Preferred is convertible). The Series C Convertible Preferred Stock has no voting rights. As of the record date, there were 39,751,934 shares of Common Stock outstanding and 130 shares of Series B Preferred Stock outstanding having voting power equal to 2,674 shares of Common Stock. The holders of a majority of the outstanding shares of Common Stock and shares of Common Stock into which the Series B Preferred Stock is convertible (collectively, the “Shares”) shall constitute a quorum.

A majority of the votes cast by holders of the Shares is required for approval of the proposals, except with respect to the election of directors in which case a plurality of the votes cast is required to elect a director. Abstentions will have the effect of a vote against a proposal. Broker non-votes will have no effect on the vote.

On March 26, 2004, the last reported sale price of the Company’s Common Stock on the NASDAQ National Market was $4.90.

PROPOSAL 1

ELECTION OF DIRECTORS

At the meeting, six directors will be elected by the stockholders to serve until the next annual meeting of stockholders or until their successors are elected and qualified. The accompanying form of proxy, when properly executed and returned to the Company, will be voted FOR the election as directors of the six persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve, if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all Board members, executive officers and all employees of the Company. The Code was filed as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

The Board of Directors has implemented a process by which the Company’s shareholders can communicate directly with non-employee directors. Should any interested party wish to make their concerns known to non-employee directors, such communication may be made to directors@columbialabs.com or Columbia Laboratories, Inc., 354 Eisenhower Parkway, Livingston, NJ 07039, Attn: Board of Directors.

Directors are expected to attend the Company’s Annual Meeting of Shareholders. The Company uses its best efforts to schedule the Annual Meeting of Shareholders concurrently with a board meeting in order to facilitate such attendance.

Except for James J. Apostolakis and G. Frederick Wilkinson, who are employees of the Company, each director qualifies as an “independent” director under the current NASDAQ National Market listing standards.

The Board of Directors held nine meetings during the year ended December 31, 2003. The Board of Directors also had four standing committees, as described below. Each of the directors of the Company participated in 75% or more of the meetings of the Board of Directors and Committees on which he served during the year ended December 31, 2003.

Audit Committee

The Audit Committee, consisting of Jean Carvais, M.D., Max Link, Ph.D., Selwyn P. Oskowitz, M.D., and Robert C. Strauss, met four times during the year ended December 31, 2003. The Audit Committee’s primary duties and responsibilities are to: (i) serve as an independent and objective party to monitor the Company’s financial reporting process, including the review of the financial reports and other financial information provided by the Company to governmental or regulatory bodies, the public or other users, and internal control systems (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the outside auditor or management); (ii) review earnings press releases, (iii) review and appraise the audit efforts of the Company’s independent accountants; (iv) provide an open avenue of communication among the independent accountants and financial and senior management; and (v) engage the Company’s independent certified public accountants. The Audit Committee acts pursuant to the Audit Committee Charter adopted by the Board of Directors, effective as of June 9, 2000. Each of the members of the Audit Committee qualifies as an “independent” director under the current NASDAQ National Market listing standards, and Dr. Link and Mr. Strauss each qualify as an Audit Committee Financial Expert as defined in the Securities and Exchange Commission rules and are also independent as defined under those rules.

Compensation and Benefits Committee

The Compensation and Benefits Committee, consisting of Denis M. O’Donnell, M.D., and Robert C. Strauss met two times during the year ended December 31, 2003. Each of the members of the Compensation and Benefits Committee qualifies as an “independent” director under the current NASDAQ National Market listing standards. The Compensation and Benefits Committee is responsible for determining the salaries of senior executives and the granting of options to purchase shares of Common Stock to the Company’s employees, directors and consultants.

Nominating Committee

The Nominating Committee, consisting of Max Link, Ph.D., and Denis M. O’Donnell, M.D., met once during the year ended December 31, 2003. Each of the members of the Nominating Committee qualifies as an “independent” director under the current NASDAQ National Market listing standards. The Nominating Committee is responsible for establishing criteria for Board membership, coordinating the evaluation of incumbent Board members, identifying individuals qualified to become Board members, and recommending director nominees for each Board committee. The Nominating Committee has adopted a policy that does not permit non-employee directors to be nominated for election as a director at the next annual meeting of shareholders if the director will attain the age of 72 during the term for which he or she would be nominated. The Nominating Committee acts pursuant to the Nominating Committee Charter, effective as of May 15, 2003, a copy of which is attached as Appendix “A” to this Proxy Statement. Each of the members of the Nominating Committee qualifies as an “independent” director under the current NASDAQ National Market listing standards.

The Nominating Committee will consider qualified nominees for Board membership submitted by shareholders. A candidate for election to the Board must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care in his or her representation of the interests of shareholders. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of business, finance, and international transactions and those regarding the Company’s industry. In general, candidates will be preferred who currently hold, or recently held, an established executive level position and have extensive experience in business, finance, law, science, research or government. The Nominating Committee will consider these criteria for nominees identified by the Committee, by shareholders, or through other sources. When current Board members are considered for nomination for reelection, the Nominating Committee will also take into consideration their prior Board contributions and performance.

The Nominating Committee will consider qualified candidates for possible nomination that are submitted by a shareholder. Shareholders wishing to make such a submission may do so by sending the following information to the Nominating Committee, c/o Corporate Secretary, Columbia Laboratories, Inc., 354 Eisenhower Parkway, Livingston, NJ 07039: (i) name of the candidate and a brief biographical sketch and resume; (ii) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (iii) a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held.

The Nominating Committee will conduct a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other relevant information. This information will be evaluated against the criteria set forth above and the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating Committee will determine which nominee(s) to submit for election at the next annual meeting. The Nominating Committee will use the same process for evaluating all nominees, regardless of the original source of the nomination.

Any nominations for director to be made at an Annual Meeting of Shareholders must be made in accordance with the requirements described in the section entitled “General — Shareholder Proposals for 2005 Annual Meeting.”

Scientific Committee

The Scientific Committee, consisting of Jean Carvais, M.D., and Selwyn P. Oskowitz, M.D., met two times during the year ended December 31, 2003. Each of the members of the Scientific Committee qualifies as an “independent” director under the current NASDAQ National Market listing standards. The Scientific Committee is responsible for reviewing and advising Company management on the Company’s research and development program.

Indemnification Agreements

It is the Company’s policy to indemnify its directors and officers against any costs, expenses and other liabilities to which they may become subject by reason of their service to the Company and to insure its directors and officers against such liabilities to the extent permitted by applicable law. The Company’s Bylaws provide for indemnification of its directors, officers and employees against such costs, expenses and other liabilities so long as the director, officer or employee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company’s best interests. The Board has authorized the Company to enter into Indemnification Agreements with each of its directors and officers pursuant to which the Company agrees to indemnify each director and officer to the full extent provided by applicable law and the Company’s Bylaws as currently in effect. The form of Indemnification Agreement was filed as Exhibit 10.46 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Compensation of Directors

Directors who are employed by the Company do not receive any additional compensation for serving on the Board of Directors. The following table provides information with respect to the Company’s compensation and reimbursement practices during 2003, for non-employee directors:

Director Retainer	$6,000
Committee Retainer	$1,000
Stock Options Granted at Fair Market Value upon Election at Annual Meeting	10,000
Stock Options Granted per Committee at Fair Market Value upon Election at Annual Meeting	1,000
Reimbursement for Expenses Attendant to Board Membership	Yes

At its February 26, 2004 meeting, the Board of Directors approved a new compensation and reimbursement program for its non-employee directors, which will go into effect for non-employee directors elected or reelected to the Board at the Annual Meeting of Shareholders to be held on May 12, 2004. The following table provides information with respect to the new program:

Director Retainer	$15,000
Committee Retainer	$1,000
Committee Chair (except Audit Committee)	$1,000
Audit Committee Chair	$5,000
In-person Meeting Fee	$1,500
Telephonic Meeting Fee	$500
Stock Options Granted at Fair Market Value upon Election at Annual Meeting	10,000
Stock Options Granted per Committee at Fair Market Value upon Election at Annual Meeting	1,000
Reimbursement for Expenses Attendant to Board Membership	Yes

Identification of Nominees for the Board of Directors

James J. Apostolakis (Age 61) has been a director and Vice Chairman of the Company’s Board of Directors since January 1999 and President from January 2000 to April 14, 2001. Mr. Apostolakis has been a Managing Director at Poseidon Capital Corporation, an investment banking firm, since February of 1998. Mr. Apostolakis has also served as President of Lexington Shipping & Trading Corporation, a company engaged in shipping operations, since 1973. From 1989 until 1992, Mr. Apostolakis served as a director on the Board of Directors of Grow Group, a paint and specialty chemicals company. From 1982 to 1988, he served as a director for Macmillan, Inc., a publishing and information services company. From 2000 to 2003, he served as a director for Organogenesis, Inc., a medical products company. Mr. Apostolakis received an A.B. in Economics from the University of Pennsylvania in 1962 and an LL.B from Harvard University Law School in 1965.

Max Link, Ph.D. (Age 64) has been a director of the company since 2001. Dr. Link has held a number of executive positions with pharmaceutical and healthcare companies. Dr. Link has served as chairman of Sulzer Medica Ltd. from April 2001 until August 2003. Dr. Link served as chief executive officer of Corange Ltd. from May 1993 until June 1994. Prior to joining Corange, Dr. Link served in a number of positions with Sandoz

Pharma AG, including chief executive officer from 1987 to April 1992, and chairman from April 1992 until May 1993. Dr. Link is also a director of Access Pharmaceuticals, Inc., Alexion Pharmaceuticals, Inc., Cell Therapeutics, Inc., Celsion Corporation, CytRx Corporation, Discovery Laboratories, Inc., Human Genome Sciences, Inc., and Protein Design Labs, Inc. Dr Link received his Ph.D. in economics from the University of St. Gallen.

Denis M. O’Donnell, M.D. (Age 50) has been a director of the Company since January 1999. Dr. O’Donnell has been a Managing Director at Seaside Advisors LLC, a small cap investment fund, since 1997. From 1995 to 1997, Dr. O’Donnell served as President of Novavax, Inc., a pharmaceutical and drug delivery company. From 1991 to 1995, he was Vice President of IGI, Inc., a company engaged in the marketing of human and animal pharmaceuticals. Currently, Dr. O’Donnell serves on the Board of Directors of Novavax, Inc. and both the Board of Directors and the audit committee of ELXSI, Inc., a restaurant and water inspection services company. He also serves on the Board of Directors, and since February, 2004, as President and CEO, of Molecular Diagnostics, Inc., a medical diagnostics company.

Selwyn P. Oskowitz, M.D. (Age 58) has been a director of the Company since January 1999. Dr. Oskowitz has been an assistant professor of obstetrics, gynecology and reproductive biology at Harvard Medical School since 1993. He is a reproductive endocrinologist at and Director of Boston IVF, a fertility clinic with which he has been associated since 1986. Dr. Oskowitz is also a former President of the Boston Fertility Society.

Robert C. Strauss (Age 62) has been a director of the Company since January 1997. Mr. Strauss is President, Chief Executive Officer and Chairman of Noven Pharmaceuticals, Inc. Noven is a leading developer of advanced transdermal drug delivery technologies and prescription transdermal products. Prior to joining Noven, Mr. Strauss served as President, Chief Executive Officer and Chairman of Cordis Corporation, a medical device company based in Miami, Florida, which was acquired by Johnson & Johnson in February 1996. After leaving Cordis, Mr. Strauss served as President and Chief Operating Officer of IVAX Corporation. Mr. Strauss presently serves as a director of CardioGenesis Corporation, a medical device company, Percardia, Inc. a medical device company, and TissueLink Medical, Inc. a surgical devices and procedures company. Mr. Strauss also serves on the Board of Trustees of the University of Miami and as a Director of the United Way of Miami-Dade County.

G. Frederick Wilkinson (Age 48) has been a director of the Company since 2001 and its President and Chief Executive Officer since April 15, 2001. Prior to joining the Company, he served as Chief Operating Officer and Senior Vice President, Sales and Marketing of Watson Pharmaceuticals, Inc. from June 1999. Previously, Mr. Wilkinson was Vice President of Watson Pharmaceuticals, Inc. from July 1997, and Executive Vice President – Sales and Marketing of Watson Laboratories, Inc. from July 1996. Prior to his employment at Watson, Mr. Wilkinson was the President and General Manager of Creighton Pharmaceuticals, a wholly owned subsidiary of Sandoz Pharmaceuticals Corporation from 1994 to 1996. Prior to that, he held various marketing management positions at Sandoz from 1980. Mr. Wilkinson received his M.B.A. from Capital University in 1984 and his B.S. in Pharmacy from Ohio Northern University in 1979.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE NOMINEES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

Set forth below is certain information as of March 26, 2004 with respect to the beneficial ownership of Common Stock by (i) each person who to the knowledge of the Company is the beneficial owner of more than 5% of the outstanding shares of such stock; (ii) each director or nominee for the Board of Directors; (iii) each of the executive officers named in the Summary Compensation Table under the caption “Executive Compensation” and (iv) by all executive officers, directors and nominees of the Company as a group.

Name and Address of Beneficial Owner	Number of Shares and Percentage Ownership(1)
James J. Apostolakis (2) (4)	1,683,374	4.2%
Jean Carvais (3) (4)	122,000	*
Meg Coogan (3) (4)	40,350	*
Max Link (3) (4)	47,000	*
Michael McGrane (3) (4)	123,438	*
Robert S. Mills (3) (4)	32,188	*
Denis M. O’Donnell (3) (4)	96,000	*
Selwyn P. Oskowitz (3) (4)	59,000	*
Robert C. Strauss (3) (4)	127,000	*
David L. Weinberg (3) (4)	132,100	*
G. Frederick Wilkinson (3) (4)	805,000	2.0%
Perry Corp. (5) 599 Lexington Avenue New York, NY 10022	3,832,000	9.6%
David M. Knott (6) 485 Underbill Boulevard, Suite 205 Syosset, NY 11791	2,249,226	5.7%
Deutsche Bank AG (7) Taunusanlage 12 D-60325 Frankfurt am Main Federal Republic of Germany	2,027,500	5.1%
Farallon Capital Management, LLC (8) One Maritime Plaza, Suite 1325 San Francisco, CA 94111	2,015,500	5.1%
Executive officers, directors and nominees as a group (11 people)	3,267,450	7.8%

*	Represents less than 1 percent.

(1)	Includes shares issuable upon exercise of both options and warrants which are currently exercisable or which may be acquired within 60 days and shares issuable upon conversion of the Series C Preferred Stock

(2)	Includes 71,428 shares issuable upon conversion of 250 shares of Series C Preferred Stock. Includes 660,000 shares issuable upon exercise of options and warrants which are currently exercisable or which may be acquired within 60 days.

(3)

Includes shares issuable upon exercise of options or warrants which are currently exercisable or which may be acquired within 60 days, to purchase (i) 122,000 shares with respect to Dr. Carvais, (ii) 39,500 shares with respect to Ms. Coogan, (iii) 24,000 shares with respect to Dr. Link, (iv) 109,438 shares with respect to Mr. McGrane, (v) 32,188 shares with respect to M. Mills, (vi) 96,000 shares with respect to Dr. O’Donnell, (vii) 59,000 shares with respect to Dr. Oskowitz, (viii) 126,000 shares with respect to Mr. Strauss, (ix) 127,500 shares with respect to Mr. Weinberg, and (x) 735,000 shares with respect to Mr. Wilkinson.

(4)	Address: Columbia Laboratories, Inc., 354 Eisenhower Parkway, Livingston, NJ 07039

(5)	Based on a Schedule l3G dated February 13, 2004

(6)	Based on a Schedule 13G dated February 11, 2004

(7)	Based on a Schedule 13G dated February 6, 2004

(8)	Based on a Schedule 13G dated February 12, 2004

As of March 26, 2004, the Company knows of no persons other than those shown above who beneficially own or exercise voting or dispositive control over 5% or more of the Company’s outstanding Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports of ownership and changes in ownership of the Company’s Common Stock with the Securities and Exchange Commission and, for 2003, the American Stock Exchange. (Listing of the Company’s Common Stock moved to the NASDAQ National Market System on February 13, 2004.) The Company is required to identify any of those individuals who failed to file such reports on a timely basis. On March 14, 2003, Mr. Wilkinson, Ms. Coogan, Mr. McGrane, Mr. Mills and Mr. Weinberg were granted options to purchase the Company’s Common Stock under the 1996 Long-Term Performance Plan. With respect to those grants, Mr. Wilkinson, Ms. Coogan, Mr. McGrane, Mr. Mills and Mr. Weinberg each filed their required reports on May 1, 2003, which in each case was 45 days late. The Company believes that during 2003 directors and executive officers of the Company complied with their Section 16(a) filing requirements in all other respects.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to the compensation of the Company’s Chief Executive Officer (“CEO”) and each of the four other most highly compensated current executive officers of the Company in 2003, 2002 and 2001:

	Year	Annual Compensation			Long-Term Compensation Awards		All Other Compensation
Name & Principal Position		Salary ($)	Bonus ($)		Securities Underlying Options (#)
G. Frederick Wilkinson President and CEO(l)	2003 2002 2001	$450,000 450,000 318,750	$90,000 — —	(2)	45,000 100,000 550,000	(3)	— — —
Meg Coogan Senior Vice President-Marketing & Sales(3)	2003 2002 2001	250,000 99,442 —	— — —		16,500 125,000 —		— — —
Robert S. Mills Senior Vice President and COO(4)	2003 2002 2001	242,344 225,000 132,813	— — —		69,375 25,000 125,000		— — —
Michael McGrane Vice President, General Counsel, and Secretary(5)	2003 2002 2001	233,906 225,000 —	— — —		43,875 175,000 —		— — —
David L. Weinberg Vice President, Finance, Treasurer and CFO	2003 2002 2001	200,000 200,000 200,000	— — —		35,000 — —		— — —

(1)	Mr. Wilkinson was elected President and Chief Executive Officer as of April 15, 2001.

(2)	Payment to Mr. Wilkinson in March, 2003, of the minimum guaranteed bonuses for the initial two years under his March 2001 employment agreement.

(3)	In March 2001, pursuant to his initial three-year employment agreement, Mr. Wilkinson was also granted warrants to purchase 350,000 shares of the Company’s Common Stock at an exercise price of $8.35 per share.

(3)	Ms. Coogan was elected Senior Vice President, Marketing & Sales as of August 1, 2002.

(4)	Mr. Mills was elected Senior Vice President, Operations, as of May 30, 2001, and Chief Operating Officer as of September 25, 2003.

(5)	Mr. McGrane was elected Vice President, General Counsel, and Secretary as of January 2, 2002.

Option Grants During 2003

Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in 2003	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value(1)
G. Frederick Wilkinson	45,000	(2)	7.73%	$2.975	3/14/13	$68,445
Meg Coogan	16,500	(2)	2.83%	$2.975	3/14/13	25,097
Robert S. Mills	30,000	(3)	5.15%	$10.675	10/28/13	186,732
	39,375	(2)	6.76%	$2.975	3/14/13	59,889
Michael McGrane	43,875	(2)	7.54%	$2.975	3/14/13	66,734
David L. Weinberg	35,000	(2)	6.01%	$2.975	3/14/13	53,235

(1)	The estimated grant date present value is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: (i) an exercise price equal to the fair market value of the underlying stock on the date of grant, (ii) an option term of five years in 2003 and three years in 2002 and 2001, (iii) an interest rate of 5% in 2003, 2002 and 2001 that represents the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the expected option term, (iv) volatility of 59.2% for 2003, 57.8% for 2002 and 86.4% for 2001 and (v) no annualized dividends paid with respect to a share of Common Stock at the date of grant. The ultimate values of the options will depend on the future price of the Company’s Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company’s Common Stock over the exercise price on the date the option is exercised.

(2)	Options granted pursuant to the Columbia Laboratories, Inc., 1996 Long-Term Performance Plan at the Fair Market Value of the Company’s Common Stock on the date of grant and vest ratably over a two-year period.

(3)	Options granted pursuant to the Columbia Laboratories, Inc., 1996 Long-Term Performance Plan at the Fair Market Value of the Company’s Common Stock on the date of grant and vest ratably over a four-year period.

Aggregated Option Exercises During 2003 and Fiscal Year End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31,2003		Value of Unexercised In-the-Money Options at December 31,2003(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
G. Frederick Wilkinson	—	—	300,000	395,000	$167,125	$444,200
Meg Coogan	—	—	31,250	110,250	45,625	191,077
Robert S. Mills	62,500	$485,531	6,250	150,625	13,250	222,316
Michael McGrane	—	—	43,750	175,125	92,344	421,161
David L. Weinberg	—	—	110,000	35,000	7,650	114,975

(1)	The closing sale price of the Common Stock on December 31, 2003, as reported on the American Stock Exchange was $6.30 per share. Value is calculated by multiplying (a) the difference between $6.30 and the option exercise price by (b) the number of shares of Common Stock underlying the option.

Employment Agreement

In March 2004, the Company entered into a three-year employment agreement with G. Frederick Wilkinson to serve as President and Chief Executive Officer of the Company. Pursuant to his employment agreement, Mr. Wilkinson is entitled to a base salary of $500,000 per year plus a target fifty percent bonus. Additionally, Mr. Wilkinson will be granted options to purchase 50,000 shares of the Company’s Common Stock at an exercise price equal to the Fair Market Value on May 12, 2004. In March 2001, pursuant to his initial three-year employment agreement, Mr. Wilkinson was granted options to purchase 500,000 shares of the Company’s Common Stock at an exercise price of $5.85 per share and warrants to purchase 350,000 shares of the Company’s Common Stock at an exercise price of $8.35 per share. The options and warrants vest ratably over a four-year period. The option price was based on the Fair Market Value of the Company’s Common Stock on the date of grant and the warrant price was based on the Fair Market Value plus $2.50.

The Board of Directors has authorized the Company to enter into Executive Change of Control Severance Agreements with each of its officers. The agreements provide for a severance payment equal to one times the Executive’s “base salary” (as defined in the agreement) and “bonus” (as defined in the agreement) upon a “change of control” (as defined in the agreement) and if the Executive is terminated for any reason other than “cause” (as defined in the agreement) or the Executive resigns for “good reason” (as defined in the agreement).

The Company has no other employment agreements.

Compensation Pursuant to Plans

Stock Option Plans. The Company has one stock option plan under which options may currently be granted, the 1996 Long-term Performance Plan. As of December 31, 2003, stock options remain outstanding that were granted under the 1988 Stock Option Plan, as amended. The persons eligible to receive options, the number of options authorized and outstanding, and the number of options granted during the preceding fiscal year under each plan are as follows:

Name of Plan	Persons Eligible	# Options Authorized	# Options Outstanding	# Options Granted in 2003
1988 Stock Option Plan	Employees, directors and consultants	5,000,000	1,210,000	—
1996 Long-term Performance Plan (1)	Employees, directors and consultants	6,000,000	4,877,050	667,175

(1)	Any unexercised options that expire or terminate in accordance with the plan become available again for issuance under the plan, except that shares cannot be reissued upon the expiration of the plan.

Equity Compensation Plan Information

The following table provides information about shares of Company common stock that may issue upon exercise of options, warrants and rights under our existing equity compensation plans. All information is provided as of December 31, 2003.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by the security holders	6,087,050	$8.57	619,825
Equity compensation plans not approved by the security holders (warrants)	725,386	$6.94	Not applicable
Total	6,812,436	$8.40	619,825

The equity compensation plans approved by the stockholders are the 1996 Long-term Performance Plan and the 1988 Stock Option Plan, as amended. These plans and warrants are described in more detail in Note 6 in the notes to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2003, a copy of which has been mailed to stockholders along with this proxy statement.

Compensation and Benefits Committee Report

The principal elements of the Company’s executive compensation program include base salary, annual incentive compensation and long-term incentive compensation. Historically, as a result of the size and development stage of the Company, the Company’s compensation policies and practices have been informal and subjective and have not been tied to the Company’s financial performance.

Under the supervision of the Compensation and Benefits Committee, the Company is continuing to develop compensation policies and programs which seek to align closely the financial interests of the Company’s senior management with those of the Company and its stockholders, as well as to retain, motivate and reward talented executives who are essential to the Company’s long term success within a highly competitive industry. In this regard, the Compensation and Benefits Committee has established a compensation program which is designed to provide executives with base salaries competitive with comparable companies in the pharmaceutical industry, as well as incentive based compensation to be awarded upon the achievement of strategic and financial goals of the Company. The Compensation and Benefits Committee reviews periodically compensation criteria to ensure that they are consistent with the Company’s ultimate objective of enhancing stockholder value.

Base Salary. Mr. Wilkinson’s base salary is based on a three-year employment agreement negotiated in 2004. Salaries of other executive officers are determined by evaluating the responsibilities of the position and the experience and performance of the individual and comparing base salaries for comparable positions at peer group companies.

Annual Incentive Compensation. Under an annual bonus plan, each employee has an incentive target that relates to the employee’s position level and is expressed as a percentage of base salary. A target incentive pool is established annually by the Compensation and Benefits Committee and is generally the sum of the target incentive award opportunities for all plan participants. Each year the number of units in the actual incentive pool available for distribution is a function of Company performance against pre-determined objectives. The total number of units in the pool may be more or less than the target incentive pool based on Company performance. Individual awards will take into account performance against individual objectives and within the context of the overall annual incentive pool available for awards. The plan is managed by the Compensation and Benefits Committee. The Committee has full power and discretion to interpret and administer the plan. The Committee made no awards for 2003 under the plan.

Long-term Performance Compensation. Under the 1996 Long-term Performance Plan the Committee grants stock options to senior management and other employees. The amount of the grants are based on individual performance, including managerial effectiveness, initiative, teamwork and quality control, and are at such amounts as reflect what the Committee believes are necessary to attract, retain and motivate senior management and other key employees and historically have not been tied to the Company’s financial performance. Through the grant of stock options, the objective of aligning senior management’s long-range interests with those of the Company and its stockholders are met by providing the executive officers with the opportunity to continue to build a meaningful stake in the Company.

On March 14, 2003, Mr. Wilkinson, Ms. Coogan, Mr. McGrane, Mr. Mills and Mr. Weinberg were granted options to purchase 45,000, 16,500, 39,375, 43,875 and 35,000 shares, respectively, of Common Stock at $2,975 per share. Mr. Mills, upon his promotion to Chief Operating Officer in October, 2003, was granted options to purchase 30,000 shares of Common Stock at $10.675 per share.

Section 162(m). With certain exceptions, Section 162(m) of the Internal Revenue Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year. The Company believes that options granted pursuant to the 1988 Stock Option Plan should qualify for a special transition rule which exempts from the deduction limitations of Section 162(m) compensation paid under certain previously approved plans. One such exception (the “Exemption”) applies to certain performance-based compensation provided that such compensation shall be approved by stockholders in a separate vote and that certain other requirements are met. The Company believes that Stock Options and SARs as well as Restricted Stock awards that constitute Performance Based Awards granted under the 1996 Long-term Performance Plan qualify for the Exemption.

Chief Executive Officer Compensation. The salary and stock option grants for Mr. Wilkinson were primarily based on negotiations of his employment agreements and take into consideration total compensation for comparable positions among companies in the Company’s industry or in industries which employ individuals of similar education and background, salaries of and stock option grants to the other executive officers of the Company, and his experience, reputation in the industry and expected contributions to the Company.

COMPENSATION AND BENEFITS COMMITTEE

Robert C. Strauss and Denis M. O’Donnell, M.D., Chairman

Compensation Committee Interlocks and Insider Participation

The members of the Compensation and Benefits Committee serving at any time during 2003, were Selwyn Oskowitz, M.D., Denis M. O’Donnell, M.D., and Robert C. Strauss. There were no interlocks during 2003 between any member of the Compensation and Benefits Committee and any other company.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2003. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.

The Company’s management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company’s Annual Report on Form 10-K with the Company’s management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed the Company’s audited financial statements with the independent auditors, Goldstein Golub Kessler LLP, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, including a discussion of their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

The Audit Committee discussed with Goldstein Golub Kessler LLP, the Company’s independent accountants, the matters required to be discussed by SAS 61, as amended by SAS 90 (Audit Committee Communications), (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee also received written disclosures and the letter from Goldstein Golub Kessler LLP required by Independence Standards Board Standard No. 1, which relates to the accountant’s independence from the Company and its related entities, and discussed with Goldstein Golub Kessler LLP their independence from the Company. The Audit Committee met with the independent auditors, Goldstein Golub Kessler LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

     AUDIT COMMITTEE

     Jean Carvais, M.D., Max Link, Ph.D., Selwyn P. Oskowitz, M.D., and Robert C. Strauss, Chairman

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

INDEPENDENT AUDITORS’ FEES

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2003, and December 31, 2002 by the Company’s independent auditors, Goldstein Golub Kessler LLP:

	2003	2002
Audit Fees	$90,200	$85,000
Audit Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0

Goldstein Golub Kessler LLP (‘GGK) has a continuing relationship with American Express Tax and Business Services Inc. (TBS) from which it leases auditing staff who are full time, permanent employees of TBS and through which its partners provide non-audit services. As a result of this arrangement, GGK has no full time employees and, therefore, none of the audit services performed were provided by permanent full-time employees of GGK. GGK manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with it examination.

All the services provided by GGK are subject to pre-approval by the Audit Committee. The Audit Committee reviews the services and the estimated fees and considers whether approval of the proposed services will have a detrimental impact on GGK’s independence prior to approving any service. On an annual basis, the Company’s management reports to the Audit Committee all audit and non-audit services performed during the previous twelve months and all fees billed by the Company’s auditor for such services.

In fiscal 2003, all fees were pre-approved by the Audit Committee.

COMPARATIVE PERFORMANCE BY THE COMPANY

Comparison of Five-Year Cumulative Total Return*

Columbia Laboratories, Inc., Russell 2000 Index And Value Line Drug Index

(Performance Results Through 12/31/03)

The Securities and Exchange Commission requires the Company to present a performance graph comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return of (i) a broad equity market index, and (ii) a published index or peer group. The following graph compares the Common Stock with (i) the Russell 2000 Index, and (ii) a group of public pharmaceutical companies, and assumes an investment of $100 on December 31, 1998 in each of the Common Stock, the stocks comprising the Russell Index and the stocks of the pharmaceutical companies.

Comparison of Five-Year Cumulative Total Return*

Columbia Laboratories, Inc., Russell 2000 Index And Value Line Drugs Index

(Performance Results through 12/31/03)

Assumes $100 invested at the close of trading 12/93 in Columbia Laboratories, Inc. common stock, Russell 2000 Index, and Drugs.

*	Cumulative total return assumes reinvestment of dividends.

Source: Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

(1) The total return for each of the Company’s Common Stock, the Russell 2000 Index and the pharmaceutical companies assumes the reinvestment of dividends, although dividends have not been declared on the Company’s Common Stock.

(2) The pharmaceutical companies include: Abgenix, Inc., Albany Molecular, Andrx Group, Aventis, Barr Pharmaceuticals, Biogen Idec, Biovail Corp., Bristol-Myers Squibb, Celgene, Ceplalon, Inc., Chiron Corp., Covance, Inc., Enzon Pharmaceuticals, Forest Labs, Genzyme General, Gilead Sciences, GlaxoSmithKline plc, ImClone Systems, Inc., IVAX Corp., King Pharmaceuticals, Lilly(Eli) & Co., Medarex, Inc., Medicis Pharmaceutical, MedImmune Inc., Merck & Co., Mylan Labs, Nektar Therapeutics, Neurocrine Biosciences, Novartis AG, Novo Nordisk, PAREXEL International, Perrigo Co., Pfizer Inc., Pharmaceutical Product Development, Protein Design Labs, Schering-Plough, Sepracor, Inc., SICOR Inc., Tularik Inc., Valeant Pharmaceuticals International, Watson Pharmaceuticals and Wyeth.

PROPOSAL 2

Approval of Amendment to the 1996 Long-Term Performance Plan

General

The Board of Directors has approved and recommends to the stockholders a proposal to amend and restate the 1996 Long-term Performance Plan (“Plan”) with such amended Plan to incorporate the following amendment: an increase in the number of authorized shares available for issuance under the Plan from 6,000,000 to 8,000,000.

The Plan, incorporating the foregoing amendment, is summarized below. The summary is not intended to be a complete description of the Plan, and the summary is qualified in its entirety by the actual text of the Plan.

The amendment included within this Proposal 2 described below will not be effective unless and until stockholder approval is obtained.

Summary of the Proposed Amendment and Reasons for the Amendment

This section summarizes the proposed amendment to the Plan, and also describes the Board’s reasons for adopting such amendment.

Increase in Number of Authorized Shares under the Plan. The Board has approved an increase in the number of common stock authorized under the Plan from 6,000,000 to 8,000,000.

As of March 26, 2004, option grants for 5,047,650 shares were granted and outstanding, and options for 503,125 shares have been exercised. In the absence of an amendment to increase the number of shares authorized under the Plan, there would be only 449,225 shares remaining available for grant under the Plan. If Proposal 2 is adopted, there will be 2,449,225 shares of common stock available for grant under the Plan.

The Company uses stock option grants as an integral part of its compensation program for executives and employees. By doing so, the Company believes it links compensation throughout the organization to the Company’s performance. The Board believes that this program has been an important factor in the Company’s attracting and retaining employees of outstanding ability and promoting the identification of such employees’ interests with those of the Company’s stockholders. For these reasons, the Board believes that it is appropriate to continue such practice in the future through the use of stock options.

Summary of the Plan

The following summary of the Plan is qualified in its entirety by the specific language of the Plan, a copy of which is available upon request.

Unless earlier terminated by the Board, the Plan will expire on March 8, 2010. Such termination will not affect the validity of any option grant or stock award outstanding on the date of termination.

The Plan is administered by the Compensation and Benefits Committee of the Board of Directors (the “Committee”). The Committee, by majority action, is authorized, in its sole discretion to determine the individuals (“Participants”) to whom awards will be granted, the type and amount of awards and the terms of awards; to interpret the Plan; to prescribe, amend and design rules and regulations relating to the Plan; to provide for conditions and assurances deemed necessary or advisable to protect the interest of the Company, and to make all other determinations necessary or advisable for the administration of the Plan to the extent not contrary to the express provisions of the Plan.

Under the terms of the Plan, and as determined by the Committee in its sole discretion, Participants will be eligible to receive (a) stock options (“Stock Options”), which may be options that qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code (“ISOs”) or options that do not qualify as ISOs, or non-qualified stock options (“NSOs”), (b) stock appreciation rights (“SARs”) and/or (c) restricted shares of Common Stock (“Restricted Stock”), or any combination thereof, provided, however, that only employees of the Company or any subsidiary corporation of the Company are eligible to receive ISOs.

Stock Options

Stock Options enable the Participant granted such Stock Options to purchase shares of Common Stock at the exercise price established on the date of grant. ISOs and NSOs may be granted under the Plan. The exercise price of a Stock Option may not be less than the Fair Market Value of the Common Stock on the date of grant, provided, however, that in the case of an ISO granted to a holder of capital stock of the Company (or any subsidiary or parent corporation) representing 10% or more of the voting power of the Company (or any subsidiary or parent corporation) (“ a 10% Holder”), the exercise price of such ISO may not be less than 110% of the Fair Market Value of the Common Stock on the day of grant. The “Fair Market Value” is defined for purposes of the Plan as the average of the high and low price on the principle market for the stock (currently, the NASDAQ National Market) on the day of grant. In order to obtain the underlying shares, a Participant must pay the full exercise price to the Company at the time of exercise. At the discretion of the Committee, determined at the time of grant, the exercise price may be paid in any combination of cash and/or Common Stock. No person may be granted ISOs under the Plan that are first exercisable during any calendar year for shares having an aggregate Fair Market Value as of the date of grant of more than $100,000. ISOs and NSOs may be granted with terms of no more than ten years from the date of grant, provided, however, in the case of an ISO granted to a 10% Holder, the term of the ISO must be no more than five years from the date of grant. Any shares as to which a Stock Option expires or is canceled may be subject to a new option.

SARs

A SAR gives to the Participant granted such SAR a right to receive, at the time of exercise, cash, Common Stock, or a combination thereof, equal in value to the difference between the Fair Market Value of Common Stock on the date of exercise of the SAR and the base price established by the Committee therefor on the day of grant. The base price established for any SAR shall not be less than the Fair Market Value of Common Stock on the date of grant. The Committee may impose any limitation that it may determine in its sole discretion on the maximum amount of appreciation to be paid pursuant thereto. A SAR may be granted either independent of, or in conjunction with, any Stock Option. If granted in conjunction with a Stock Option at the sole discretion of the Committee, a SAR may either be exercised (a) in lieu of the exercise of such Stock Option, (b) in conjunction with the exercise of such Stock Option, or (c) upon lapse of such Stock Option. The expiration date of a SAR shall be established by the Committee.

Restricted Stock

The Committee may issue shares of Restricted Stock, which may or may not constitute Performance-Based Awards as described below, to a Participant at a purchase price, if any, determined by the Committee. Such Restricted Stock may be subject to forfeiture or repurchase in the event of the termination of employment within a specific period, or in the event any other conditions specified by the Committee at the time of grant are not subsequently met. Such conditions may include conditions based on individual or Company performance. During the period of restriction, a Participant owning Restricted Stock shall be entitled to receive and retain all dividends and other distributions made in respect of such stock and to vote such stock without limitations.

Performance-Based Awards

Restricted Stock granted to employees designated by the Committee under the Plan may be granted in a manner such that the Restricted Stock constitutes “qualified performance-based compensation” within the meaning of section 162(m) of the Code. As determined by the Committee, either the granting or vesting of such Restricted Stock (the “Performance-Based Awards”) are to be based upon one or more of the following factors: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division; group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest; taxes; dividends and amortization; economic value-added models and comparisons with various market indices. With respect to Performance-Based Awards, (i) the Committee will establish in writing the objective performance-based goals applicable to a given fiscal period and the specific employees or class of employees granted such Performance-Based Awards no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed) and (ii) no awards will be payable to any Participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

Termination of Employment

(a)	Termination of Participant’s Services Other Then For Cause. In the event of any termination of a Participant’s services with the Company other than the death or Disability of the Participant, or if the Participant’s services are terminated by the Company or any Subsidiary without Cause, or by the Participant for any reason:

(1)	all unexercisable Stock Options held by the Participant on the date of death or termination of services, as the case may be, shall be immediately forfeited by the Participant; and

(2)	all exercisable Stock Options held by the Participant on the date of termination of services shall remain exercisable until the earlier of (i) the end of the 90-day period following the Participant’s termination of services, or (ii) the date the Stock Option expires.

(b)	Termination of Participant’s Services by the Company or Any Subsidiary for Cause. In the event the Participant’s services are terminated by the Company or any Subsidiary for Cause all exercisable and unexercisable Stock Options held by the Participant, and all exercised Stock Options as to which Common Stock has not yet been delivered, at the time of termination of services shall be immediately forfeited by the Participant.

(c)	Committee Discretion. Notwithstanding anything herein to the contrary, in the event of a termination of a Participant’s services for any reason, the Committee may, in its sole discretion, provide that:

(1)	any or all unexercisable Stock Options held by the Participant on the date of termination of services become exercisable and remain exercisable until a date that occurs on or prior to the date the Stock Options expires; and/or

(2)	any or all exercisable Stock Options held by the Participant on the date of termination of services remain exercisable until a date that occurs on or prior to the date the Stock Option expires.

Change of Control of the Company

In the event of a “Change of Control” (as defined in the Plan), the following shall occur: (a) Stock Options, if not otherwise exercisable, become immediately exercisable; (b) SARs, if not otherwise then exercisable, become immediately exercisable; and (c) all outstanding shares of Restricted Stock immediately become vested. The Committee, in its sole discretion, may determine that upon the occurrence of a “Change in Control”, each Stock Option and SAR outstanding under the Plan shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share subject to such Stock Option and SAR, an amount of cash or other property, or any combination thereof, equal to the excess of the aggregate fair market value at the time of such transaction of the shares subject to such Stock Option or SAR over the aggregate exercise price therefor. The foregoing provision does not apply to Stock Options and SARs granted to directors or officers subject to Section 16(a) of the Exchange Act within six months prior to a “change in control”. A “Change of Control” means, generally, (i) the merger or consolidation of the Company as a result of which the Company is not the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, (iii) the acquisition by another person of 50% or more of the then-outstanding shares of Common Stock, or (iv) the recapitalization, reorganization, dissolution or liquidation of the Company.

Amendment and Termination

The Plan is to remain in effect until (a) all Common Stock reserved under the Plan shall have been purchased or acquired, (b) the Board terminates the Plan or (c) March 8, 2010, whichever shall first occur. The Board at any time may terminate and, from time to time, may amend or modify the terms of the Plan; provided, however, that no such action of the Board may, without the approval of the stockholders of the Company: (i) increase the total amount of stock, the amount or type of awards, or the limit on total grants to any person, that may be issued under the Plan; (ii) change the provisions of the Plan regarding the minimum price, if any, of awards; or (iii) change the class of persons entitled to participate in the Plan. No amendment, modification or termination of the Plan may in any manner adversely affect any awards theretofore granted under the Plan without the consent of the Participant affected thereby. In addition, awards may be substituted or exchanged for other awards under the Plan by mutual agreement of the Company and the Participant.

Certain Federal Income Tax Consequences

The statements in the following paragraphs of the principal federal income tax consequences of awards under the Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, and are subject to change at any time (possibly with retroactive effect). The law is technical and complex and the discussion below represents only a general summary.

Incentive Stock Options

ISOs granted under the Plan are intended to meet the definitional requirements of Section 422(b) of the Code for “incentive stock options.”

An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal “alternative minimum tax”, which depends on the employee’s particular tax situation, does not apply and (ii) the employee is employed by the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where the requirement does not apply). If an employee exercises an ISO after these requisite periods, the ISO will be treated as an NSO and will be subject to the rules set forth below under the caption “Non-qualified Options and Stock Appreciation Rights”.

Further, if after exercising an ISO, an employee disposes of the shares of Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the shares of Common Stock pursuant to the exercise of such ISO (the “applicable holding period”), the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period – thereby making a “disqualifying disposition” – the employee would realize ordinary income on the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, would be long-term capital gain (provided the holding period for the shares exceeded one year and the employee held such shares as a capital asset at such time).

The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the shares of Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Company will generally be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

Non-Qualified Options and Stock Appreciation Rights

NSOs granted under the Plan are options that do not qualify as ISOs. An individual who receives an NSO or a SAR will not recognize any taxable income upon the grant as such NSO or SAR. However, the individual generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of (i) the fair market value of the shares of Common Stock at the time of exercise over (ii) the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of a SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received.

As a result of current Section 16(b) of the Exchange Act, the timing of income recognition may be deferred (generally up to six months following the exercise of an NSO or SAR (i.e., the “Deferral Period”)) for any individual who is an officer or director of the Company or a beneficial owner of more than 10% of an any class of equity securities of the Company. Absent a Section 83(b) election (as described below under “Restricted Stock Awards”), recognition of income by an individual will be deferred until the expiration of the Deferral Period, if any.

The ordinary income recognized with respect to the receipt of shares or cash upon exercise of an NSO or a SAR will be subject to both wage withholding and employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of a SAR for shares or upon the exercise of an NSO, the Company may satisfy the liability in whole or in part by withholding shares of Common Stock from those that otherwise would be issuable to the individual tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the individual with respect to his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

Restricted Stock Award

Absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of shares of Common Stock under a Restricted Stock award (a “Section 83(b) election”), an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares (the “Restrictions”) lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the Restricted Stock award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Common Stock as of the transfer date over the price paid for such Restricted Stock, if any.

In the case of an employee, the ordinary income recognized with respect to a Restricted Stock award will be subject to both wage withholding and employment taxes. If a Section 83(b) election is made, dividends received on shares that are subject to Restrictions will be treated as dividend income. If a Section 83(b) election is not made, dividends received on shares subject to Restrictions will be treated as additional compensation (and not dividend income) for federal income tax purposes, and, in the case of an employee, will be subject to wage withholding and employment taxes.

The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the individual, provided that such amount constitutes and ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

Change in Control

As described above, upon a “Change in Control” of the Company all the then outstanding Stock Options and SARs will immediately become exercisable and all shares of Restricted Stock will immediately become vested. In general, if the total amount of payments to an individual are contingent upon a “change of control” of the Company (as defined in Section 280G of the Code), including payments under the Plan that vest upon a “change in control,” or equals or exceeds three times the individual’s “base amount” (generally, such individual’s average annual compensation for the five complete years preceding the change of control), then, subject to certain exceptions, the payments may be treated as “parachute payments” under the Code, in which case a portion of such payments would be non-deductible to the Company and the individual would be subject to a 20% excise tax on such portion of the payments.

Certain Limitations on Deductibility of Executive Compensation

With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR, the disqualifying disposition of stock purchased pursuant to an ISO or the lapse of Restrictions on a Restricted Stock award). One such exception (the “Exemption”) applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. The Company believes that Stock Options and SARs as well as Restricted Stock awards that constitute Performance Based Awards granted under the Plan will qualify for the Exemption.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Goldstein Golub Kessler LLP, as independent auditor of the Company for the current year. The Board of Directors recommends that the stockholders ratify the selection of Goldstein Golub Kessler LLP. Goldstein Golub Kessler LLP has been the independent auditor for the Company since 1998. Representatives of Goldstein Golub Kessler LLP will be present at the annual meeting, will be given the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL.

GENERAL

The Board of Directors of the Company knows of no other matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such matter in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

ANNUAL REPORT

The Company will provide, without charge, to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 2003 (as filed with the Securities and Exchange Commission), including the financial statements and schedules thereto. All such requests should be directed to David L. Weinberg, Vice President-Finance and Chief Financial Officer, 354 Eisenhower Parkway, Livingston, NJ 07039.

GENERAL — SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Any proposals of stockholders intended to be included in the proxy statement in reliance on Rule 14a-8 of the Exchange Act and presented at the 2005 Annual Meeting of Stockholders must be received by the Company not later than December 6, 2004, in such form as is required by the rules and regulations promulgated by the Securities and Exchange Commission. A proposal submitted by a stockholder, outside of the process of Rule 14a-8 for the 2005 Annual Meeting of Stockholders, will not be considered timely, unless such proposal is received by the Company prior to February 20, 2005. The proxy to be solicited on behalf of the Company’s Board of Directors for the 2005 Annual Meeting of Stockholders may confer discretionary authority to vote on any such proposal considered to have been received on a non-timely basis that nonetheless properly comes before the 2005 Annual Meeting.

By Order of the Board of Directors

Michael McGrane Secretary

Date: April 5, 2004

APPENDIX A

COLUMBIA LABORATORIES, INC.

BOARD OF DIRECTORS

NOMINATING COMMITTEE CHARTER

Purpose

The Nominating Committee (the “Committee”) is appointed by the Board (1) to assist the Board in establishing criteria for Board membership; (2) to coordinate, on an annual basis, the evaluation of incumbent Board members; (3) to assist the Board, on an annual basis, by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for the next annual meeting of shareholders; (4) to assist the Board in the event of any vacancy on the Board by identifying individuals qualified to become Board members, and to recommend to the Board qualified individuals to fill any such vacancy; and (5) to recommend to the Board, on an annual basis, director nominees for each Board committee.

Committee Membership

The Committee shall consist of at least two members. Each member of the Committee shall be a “Non-employee Director” as determined by the Securities and Exchange Commission and an “Independent Director” in accordance with the listing standards of any exchange upon which the Company’s shares are listed. The Committee will also consider the absence or presence of material relationships with the Company that might impact independence. The Committee shall report to the Board. Members shall be appointed and removed by the Board. A majority of the members of the Committee shall constitute a quorum.

Committee Authority and Responsibilities

1.	The Committee shall consider and make recommendations to the Board concerning the appropriate size and needs of the Board. It is the policy of the Company that the Board consist of a majority of Non-employee and Independent Directors and that the number of Directors not exceed a number that can function efficiently.

2.	The Committee shall have the responsibility to develop and recommend criteria for the selection of new directors to the Board, including, but not limited to, diversity, skills, experience, time availability (including the number of other boards he or she sits on) in the context of the needs of the Board and the Company, and such other criteria as the Committee shall determine to be relevant.

3.	When vacancies occur, or otherwise at the direction of the Board, the Committee shall actively seek individuals whom the Committee determines meet such criteria and standards for recommendation to the Board.

4.	The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms, at the Company’s expense.

5.	The Committee shall recommend to the entire Board, at least annually, a process for evaluating incumbent members of the Board, and the Board as a whole.

6.	The Committee shall recommend to the Board, on an annual basis, nominees for election as directors for the next annual meeting of shareholders.

7.	The Committee shall recommend to the Board the nominees for appointment to Committees of the Board at the annual organization meeting of the Board, which follows the annual meeting of shareholders.

8.	The Committee may form and delegate authority to subcommittees or members when appropriate.

9.	The Committee shall make regular reports to the Board.

10.	The Committee shall review and reassess the adequacy of this Charter regularly and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

11.	The Committee, and each member of the Committee, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and other employees of the Company, whom such member believes to be reliable and competent in the matters presented, and (ii) counsel, public accountants or other persons as to matters that the member believes to be within the professional competence of such person.

12.	The secretary for the Committee shall be the Company’s Corporate Secretary or, in his or her absence, any other person designated by the Chairman.

Ú FOLD AND DETACH HERE Ú

COLUMBIA LABORATORIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 12, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COLUMBIA LABORATORIES, INC.

The undersigned hereby appoints each of G. Frederick Wilkinson and Michael McGrane as Proxies, each with the power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of Common Stock $.01 par value per share, or, as the case may be, shares of Series B Convertible Preferred Stock, $.01 par value per share, of Columbia Laboratories, Inc. (the “Company”) held of record by the undersigned on March 26, 2004, at the Company’s Annual Meeting of Stockholders, to be held on May 12, 2004, or at any adjournment or adjournments thereof.

1. Election of Directors. The Board of Directors recommends a vote FOR all nominees.

☐ FOR all nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTIONS: to withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.)

NOMINEES:

James J. Apostolakis, Max Link, Ph.D., Denis M. O’Donnell, M.D., Selwyn P. Oskowitz, M.D., Robert C. Strauss, and G. Frederick Wilkinson.

2.	Approve an Amendment to the 1996 Long-Term Performance Plan to increase the number of authorized shares available for issuance under the Plan from 6,000,000 to 8,000,000.

The Board of Directors recommends a vote FOR Item 2.

☐  FOR        ☐  AGAINST        ☐  ABSTAIN

3.	Ratify the selection of Goldstein Golub Kessler LLP as independent auditors for the current year.

The Board of Directors recommends a vote FOR Item 3.

☐  FOR        ☐  AGAINST        ☐  ABSTAIN

(continued and to be signed, on the reverse side.)

Ú FOLD AND DETACH HERE Ú

This Proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted “FOR” Items 1, 2, and 3.

PLEASE MARK, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY USING THE ENVELOPE PROVIDED.

Dated:

(Signature)

(Signature, if held jointly)

When shares are held jointly, each Stockholder named should sign. If only one signs, his or her signature will be binding. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the Stockholder is a corporation, the President or Vice President should sign in his or her own name, indicating title. If the Stockholder is a partnership, a partner should sign his or her own name, indicating that he or she is a “Partner.”